Exhibit 99





UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN


Financial Statements as of and for the Years Ended December 31, 1998 (Restated) and 1997 (Restated), Supplemental Schedules as of and for the Years Ended December 31, 1998 and 1997 (Restated) and Independent Auditors' Report


        INDEX


UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

TABLE OF CONTENTS
-----------------------------------------------------------------------------


                                                                         Page

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL  STATEMENTS AS OF DECEMBER 31, 1998 (RESTATED)
  AND 1997 (RESTATED) AND FOR THE YEARS THEN ENDED:

   Statements of Net Assets Available for Benefits                         2

   Statements of Changes in Net Assets Available for Benefits              3

   Notes to Financial Statements                                          4-9


SUPPLEMENTAL  SCHEDULES  AS OF DECEMBER 31, 1998 AND 1997
  AND FOR THE YEARS THEN ENDED:

   Item 27a - Schedule of Assets Held for Investment
     Purposes, December 31, 1998                                          10

   Item 27a - Schedule of Assets Held for Investment
     Purposes, December 31, 1997 (Restated)                               11

   Item 27d - Schedule of Reportable Transactions,
     Year Ended December 31, 1998                                         12

   Item 27d - Schedule of Reportable Transactions,
     Year Ended December 31, 1997                                         13




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required by the Employee Retirement Income Security Act of 1974.

INDEPENDENT AUDITORS' REPORT


Union Pacific Agreement Employee 401(k)
Retirement Thrift Plan

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 10 to the financial statements, the 1998 and 1997 financial statements have been restated.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 17, 1999
(August 19, 1999 as to Note 10)

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1998 (RESTATED) AND 1997 (RESTATED)
-------------------------------------------------------------------------------

                                                        1998          1997
                                                   (As restated,  (As restated,
                                                    see Note 10)  see Note 10)

ASSETS:

  Investments at fair value (Note 3)              $ 325,391,442  $ 228,413,669

  Contributions receivable                            2,671,590           -
                                                  -------------  -------------
  Net assets available for benefits               $ 328,063,032  $ 228,413,669
                                                  =============  =============


The accompanying notes are an integral part of these financial statements.

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1998 (RESTATED) AND 1997 (RESTATED)
-------------------------------------------------------------------------------


                                                        1998          1997
                                                   (As restated,  (As restated,
                                                     see Note 10)  see Note 10)

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income (Note 7):
    Net appreciation in fair value of
     investments (Note 3)                           $ 27,051,046  $ 15,163,982
    Interest                                             637,025       485,016
    Dividends                                         13,973,813     5,149,480
                                                    ------------  ------------
           Total investment income                    41,661,884    20,798,478
                                                    ------------  ------------
  Employee contributions (Note 7)                     67,803,914    32,360,426
                                                    ------------  ------------
          Total additions                            109,465,798    53,158,904
                                                    ------------  ------------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Distributions to participants (Note 7)               9,816,435     2,866,063
                                                    ------------  ------------
NET INCREASE IN NET ASSETS AVAILABLE
  FOR BENEFITS PRIOR TO PLAN MERGER                   99,649,363    50,292,841

PLAN MERGER (Notes 9 and 10)                                -       85,401,156
                                                    ------------  ------------
NET INCREASE IN NET ASSETS AVAILABLE FOR
  BENEFITS                                            99,649,363   135,693,997

NET ASSETS AVAILABLE FOR BENEFITS:
    Beginning of Year                                228,413,669    92,719,672
                                                    ------------  ------------
    End of Year                                     $328,063,032  $228,413,669
                                                    ============  ============


The accompanying notes are an integral part of these financial statements.

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
-----------------------------------------------------------------------------


1.  DESCRIPTION OF PLAN

    The following description of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

    General - The Plan is a defined contribution plan covering employees of the Union Pacific Railroad Company and its Railroad affiliates (the Company) who are represented for the purposes of collective bargaining by a rail union, to which eligibility to participate in the Plan has been extended. The Plan covers employees who have completed one year of service or were employees as of the effective date of the Plan, July 1, 1990. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

    Spin-Off - In September 1996, Union Pacific Corporation's (the Corporation) Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group Inc. (Resources) common stock owned by the Corporation (the Spin-Off). As a result of the Spin-Off, each of the Corporation's stockholders received 0.846946 of a share of Resources common stock for each share of Corporation common stock held by such stockholders at the September 26, 1996 record date for the distribution. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of Corporation common stock held in the account. The shares received were placed in the Union Pacific Railroad's Res (Excl Divs) (formerly Resources Stock Fund). Future contributions to Union Pacific Railroad's Res (Excl Divs) are not permitted.

    Contributions - Participants may contribute 2% to 20% effective January 1, 1998 (2% to 8% prior to January 1, 1998) of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. Participants may also contribute 1% to 20% of their compensation on an after-tax basis. Combined after-tax and pre-tax contributions may not exceed 20% of compensation. The Company does not contribute to the Plan.

    Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances and the funds in which the participant has elected to invest his/her accounts.

    Vesting - Participants are at all times 100% vested in the value of their account.

    Investment  Options - Plan  participants  may direct their  contributions in
    various  proportions  to  any  of  the  eight  available   investment  funds
    identified below:

      Union Pacific Railroad Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the common stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The stock fund is divided into fund shares, rather than shares of Corporation common stock.

      Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund which is comprised of common stocks and fixed income securities.

      Vanguard 500 Index Fund - This fund consists of investment in the Vanguard 500 Index Portfolio Mutual Fund, a diversified open-end investment company, or mutual fund, and comprises the 500, Growth, Value, Extended Market, Small Capitalization Stock and Total Stock
      Market Portfolios.

      Vanguard Retirement Savings Trust - This fund consists of investment in the Vanguard Retirement Savings Trust, a collective investment of assets of tax-qualified pension and profit sharing plan trusts primarily in a pool of investment contracts that are issued by insurance companies and commercial banks.

      Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard U.S. Growth Mutual Fund. The prospectus for the Vanguard U.S. Growth Fund indicates that it is comprised of established U.S. growth stocks.

      Vanguard International Growth Fund - This fund consists of investment in the Vanguard International Growth Portfolio Mutual Fund. The prospectus for the Vanguard International Growth Fund indicates that it is comprised of foreign common stocks with high growth potential.

      Vanguard Total Bond Market Index Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund which is designed to closely track the investment performance of the Lehman Brothers Aggregate Bond Index.

      Vanguard Prime Money Market Fund - This fund consists of investment in the Vanguard Money Market Reserves - Prime Portfolio which is a diversified money market investment fund invested and reinvested in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S. Government Securities and other short-term obligations with the objective of preserving principal while providing income.

    Payment of Benefits - Distribution of benefits shall be in a lump sum as soon as possible following the participant's termination of employment, subject to certain consent requirements for participants whose accounts exceed a statutory cash-out threshold. If a participant, whose account exceeds the threshold does not consent to payment at termination, the account will be paid on the earliest of the participant's request for payment, the participant's death, or the participant's reaching age 70-1/2. Pay-out is mandatory for a participant who has reached age 70-1/2 but has not terminated employment.

    Plan Administration - The Plan is administered by the Senior Vice President, Human Resources of the Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Investment Valuation and Income Recognition - Investments in the Union Pacific Railroad Stock Fund, Union Pacific Railroad's Res (Excl Divs) (formerly Resources Stock Fund), Vanguard Wellington Fund, Vanguard 500 Index Fund, Vanguard Prime Money Market Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Fund, and the Vanguard Total Bond Market Index Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Retirement Savings Trust are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

    Payment of Benefits - Benefits are recorded when paid.

    Reclassifications - Certain 1997 amounts have been reclassified to conform to the 1998 financial statement presentation.

3.  INVESTMENTS

    The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets at December 31, 1998 are separately identified.

                                   December 31, 1998        December 31, 1997
                                  -------------------     ---------------------
                                   Number      Fair        Number      Fair
                                  of Units     Value      of Units     Value
Investments at Fair Value as Determined
  by Quoted Market Price:
    Union Pacific Railroad
      Stock Fund                  4,376,670 $ 32,343,591  1,829,943 $ 18,738,611
    Vanguard Wellington Fund      1,896,159   55,652,276  1,161,554   34,207,780
    Vanguard 500 Index Fund         976,843  111,311,286    656,404   59,122,300
    Vanguard U.S. Growth Fund     1,799,920   67,479,020    354,210   10,165,824
    Vanguard Prime Money Market
      Fund                       21,767,120   21,767,120    750,026      750,026
    Other                              -      23,170,580       -      11,006,080
    American Express Trust US
      Government Securities
      Fund II                          -            -    22,822,636   22,822,636
    IDS Selective Fund                 -            -       470,303    4,317,385
    IDS Mutual Fund                    -            -       639,185    8,774,734
    IDS International Fund             -            -       405,240    4,129,805
    IDS Stock Fund                     -            -       630,592   15,377,612
    IDS New Dimensions Fund            -            -     1,256,348   29,978,984
                                            ------------            ------------
                                             311,723,873             219,391,777
Investments at Estimated Fair Value:
  Vanguard Retirement
   Savings Trust                 13,667,569   13,667,569   9,021,892   9,021,892
                                            ------------            ------------
Total Investments at Fair Value             $325,391,442            $228,413,669
                                            ============            ============

    During 1998 and 1997, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $27,051,046 and $15,163,982, respectively, as follows:

                                                    Year Ended December 31,
                                                   --------------------------
Net Change in Fair Value                               1998         1997

Investments at Fair Value as Determined by
  Quoted Market Price:
    Union Pacific Railroad Stock Fund              $ (5,472,307) $   472,292
    Union Pacific Railroad's Res (Excl Divs)         (2,101,340)    (834,278)
    Mutual Funds                                     34,624,693   15,525,968
                                                   ------------  -----------
  Net change in fair value                         $ 27,051,046  $15,163,982
                                                   ============  ===========


4.    PLAN AMENDMENTS

    Effective December 31, 1997, the Plan was amended to merge the Southern Pacific Savings Plan for the Brotherhood of Locomotive Engineers, United Transportation Union and American Train Dispatchers Department (BLE) into the Plan. (See Notes 9 and 10)

5.  TAX STATUS

    The Plan obtained a tax determination letter dated July 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirements of the Internal Revenue Code. With respect to the operation of the Plan, Plan management is aware of certain operational defects which could adversely affect the tax-exempt status of the Plan. These operational defects will be corrected through the use of the Voluntary Compliance Resolution (VCR) program. Submission to the VCR program was made on April 2, 1998 and a compliance statement was received on September 15, 1998. An additional VCR submission was made for the Plan on October 2, 1998. The latter submission is still pending. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.  PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan, at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.

7.  FUND INFORMATION

    Investment income, contributions and distributions to participants by fund are as follows for the years ended December 31, 1998 and 1997:

                                                Year Ended December 31,
                                               ---------------------------
                                                   1998          1997
Investment Income:
  Union Pacific Railroad Stock Fund              $(5,062,141)   $ 953,676
  Union Pacific Railroad's Res (Excl Divs)        (2,072,801)    (809,327)
  Vanguard Wellington Fund                         5,416,290    5,724,612
  Vanguard 500 Index Fund                         22,880,452   12,685,750
  Vanguard Retirement Savings Trust                  637,025      485,016
  Vanguard U.S. Growth Fund                       16,649,054    1,580,094
  Vanguard International Growth Fund               1,668,012       85,261
  Vanguard Total Bond Market Index Fund              481,989       81,767
  Vanguard Prime Money Market Fund                 1,064,004       11,629
                                                 -----------  -----------
                                                 $41,661,884  $20,798,478
                                                 ===========  ===========
Contributions:
  Union Pacific Railroad Stock Fund              $ 9,059,655  $ 5,760,739
  Vanguard Wellington Fund                        12,701,892    7,080,611
  Vanguard 500 Index Fund                         21,891,411   10,984,728
  Vanguard Retirement Savings Trust                3,579,202    2,027,165
  Vanguard U.S. Growth Fund                       11,874,516    3,584,223
  Vanguard International Growth Fund               3,972,815    2,328,546
  Vanguard Total Bond Market Index Fund            1,768,448      523,020
  Vanguard Prime Money Market Fund                 2,955,975       71,394
                                                 -----------  -----------
                                                 $67,803,914  $32,360,426
                                                 ===========  ===========
Distributions to participants:
  Union Pacific Railroad Stock Fund                $ 804,843    $ 488,636
  Union Pacific Railroad's Res (Excl Divs)            83,683      112,200
  Vanguard Wellington Fund                         1,569,293      712,206
  Vanguard 500 Index Fund                          2,619,502      943,177
  Vanguard Retirement Savings Trust                  437,012      327,250
  Vanguard U.S. Growth Fund                        1,663,102      143,216
  Vanguard International Growth Fund                 299,711      108,825
  Vanguard Total Bond Market Index Fund              452,131       10,805
  Vanguard Prime Money Market Fund                 1,887,158       19,748
                                                 -----------  -----------
                                                 $ 9,816,435  $ 2,866,063
                                                 ===========  ===========

8.  RELATED PARTY TRANSACTIONS

    Plan investments include the Union Pacific Railroad Stock Fund which is invested primarily in the common stock of Union Pacific Corporation. Union Pacific Corporation is the holding company of the Plan sponsor and, therefore, these transactions qualify as party-in-interest transactions.

    The Plan also invests in various funds managed by Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest transactions.

9.    PLAN MERGER

    Effective December 31, 1997, the Southern Pacific Savings Plan for the Brotherhood of Locomotive Engineers, United Transportation Union, and American Train Dispatchers Department (BLE) was terminated and merged into the Plan. As a result of this merger, effective December 31, 1997, the trustee of BLE was changed from American Express to Vanguard Fiduciary Trust Company (Vanguard). The assets and obligations at American Express were transferred to Vanguard at the end of January 1998. Through a formal trust agreement between American Express and Vanguard, for the month of January 1998 American Express was a subtrustee of Vanguard as it relates to the BLE. The name of the Plans, as merged, is Union Pacific Agreement Employee 401(k) Retirement Thrift Plan.

10. RESTATEMENT

    Subsequent to the issuance of the Plan's 1998 financial statements, the Plan's management determined that the transfer of assets from the BLE should have been recognized in the Plan's financial statements as of December 31, 1997 when the BLE was merged into the Plan, rather than in 1998. As a result, the 1998 and 1997 financial statements have been restated from amounts previously reported to appropriately reflect the transfer of assets from the BLE in 1997.

    A summary of the significant effects of the restatement is as follows:


                                1998                                1997
-------------------------------------------------------------------------------
                            As Previously     As       As Previously      As
                               Reported    Restated      Reported      Restated
Statements of Net Assets
  Available for Benefits
  Investments at fair value $325,391,442 $325,391,442  $143,012,513 $228,413,669

Statements of Changes in
  Net Assets Available for
  Benefits
  Net appreciation in fair
    value of investments    $ 27,018,608 $ 27,051,046  $ 15,163,982 $ 15,163,982
  Net increase in net assets
    available for benefits   185,050,519   99,649,363    50,292,841  135,693,997
  Net assets available for
    benefits:
      Beginning of year      143,012,513  228,413,669    92,719,672   92,719,672

      End of year            328,063,032  328,063,032   143,012,513  228,413,669

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998
-------------------------------------------------------------------------------
         Column B                   Column C            Column D      Column E

                             Description of Investment,
    Identity of Issue,       Including Collateral, Rate
     Borrower, Lessor        of Interest, Maturity Date,              Current
     or Similar Party          Par or Maturity Value       Cost          Value

Union Pacific Railroad Stock
  Fund *                         4,376,670 units      $ 34,235,078  $ 32,343,591

Union Pacific Railroad's
  Res (Excl Divs)  *               370,261 units         3,171,592     1,203,349

Vanguard Wellington Fund  *      1,896,159 units        51,691,044    55,652,276

Vanguard 500 Index Fund  *         976,843 units        74,088,754   111,311,286

Vanguard Retirement Savings
  Trust  *                      13,667,569 units        13,667,569    13,667,569

Vanguard U.S. Growth Fund  *     1,799,920 units        54,674,808    67,479,020

Vanguard International Growth
  Fund  *                          731,588 units        12,481,587    13,731,914

Vanguard Total Bond Market
  Index Fund  *                    801,881 units         8,146,075     8,235,317

Vanguard Prime Money
  Market Fund  *                21,767,120 units        21,767,120    21,767,120
                                                      ------------  ------------
                                                      $273,923,627  $325,391,442
                                                      ============  ============


*  Represents a party-in-interest

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997 (RESTATED)
-------------------------------------------------------------------------------

       Column B                       Column C           Column D     Column E

                             Description of Investment,
   Identity of Issue,        Including Collateral, Rate
   Borrower, Lessor          of Interest, Maturity Date,               Current
   or Similar Party          Par or Maturity Value         Cost         Value

Union Pacific Railroad Stock
  Fund *                            1,829,943 units   $ 15,121,620  $ 18,738,611

Union Pacific Railroad's
  Resources Stock Fund                421,515 units      3,605,095     3,667,175

Vanguard Wellington Fund  *         1,161,554 units     28,676,363    34,207,780

Vanguard Index Trust - 500
  Portfolio Fund  *                   656,404 units     39,775,280    59,122,300

Vanguard Retirement Savings Trust
  (formerly Vanguard Investment
  Contract Trust Fund)  *           9,021,892 units      9,021,892     9,021,892

Vanguard U.S. Growth Fund  *          354,210 units      8,889,259    10,165,824

Vanguard International Growth
  Portfolio Fund  *                   362,128 units      5,933,951     5,935,286

Vanguard Bond Index Fund  *           139,110 units      1,374,228     1,403,619

Vanguard Money Market
  Reserve - Prime Portfolio  *        750,026 units        750,026       750,026

American Express Trust US
  Government Securities Fund II *  22,822,636 units     22,822,636    22,822,636

IDS Selective Fund  *                 470,303 units      4,273,335     4,317,385

IDS Mutual Fund  *                    639,185 units      8,539,564     8,774,734

IDS International Fund  *             405,240 units      4,221,051     4,129,805

IDS Stock Fund  *                     630,592 units     13,795,065    15,377,612

IDS New Dimensions Fund  *          1,256,348 units     23,635,377    29,978,984
                                                      ------------  ------------
                                                      $190,434,742  $228,413,669
                                                      ============  ============


*  Represents a party-in-interest

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998
-----------------------------------------------------------------------------------

Single Transactions  Involving an Amount in Excess of 5% of the Current Value of
Plan Assets:

   Column A                     Column B                  Column C      Column D    Column E      Column F    Column G

                                                                                                    Current
                                                                                                   Value of
                                                                                                   Asset on
Identity of                                              Purchase        Selling      Cost of   Transaction   Net Gain
Party Involved             Description of Asset            Price          Price        Asset        Date      or (Loss)

Vanguard Fiduciary
  Trust Company *    Union Pacific Railroad Stock Fund $24,790,547   $       -    $       -     $24,790,547   $     -
Vanguard Fiduciary
  Trust Company *    Vanguard Wellington Fund          $30,914,196   $       -    $       -     $30,914,196   $     -
Vanguard Fiduciary
  Trust Company *    Vanguard Wellington Fund          $       -     $ 8,864,749  $ 7,938,234   $ 8,864,749   $  926,515
Vanguard Fiduciary
  Trust Company *    Vanguard 500 Index Funnd          $46,806,858   $       -    $       -     $46,806,858   $     -
Vanguard Fiduciary
  Trust Company *    Vanguard 500 Index Fund           $       -     $15,858,772  $12,646,589   $15,858,772   $3,212,183
Vanguard Fiduciary
  Trust Company *    Vanguard Retirement Savings Trust $10,263,183   $      -     $      -      $10,263,183   $      -
Vanguard Fiduciary
  Trust Company *    Vanguard U.S. Growth Fund         $55,633,912   $      -     $      -      $55,633,912   $      -
Vanguard Fiduciary
  Trust Company *    Vanguard U.S. Growth Fund         $       -     $10,809,063  $ 9,875,054   $10,809,063   $  934,009
Vanguard Fiduciary
  Trust Company *    Vanguard Total Bond Market Index  $10,998,862   $      -     $      -      $10,998,862   $      -
Vanguard Fiduciary
  Trust Company *    Vanguard Prime Money Market       $34,855,545   $      -     $      -      $34,855,545   $      -
Vanguard Fiduciary
  Trust Company *    Vanguard Prime Money Market       $      -      $13,839,977  $13,839,977   $13,839,977   $      -



Series of Transactions, When Aggregated, Involving an Amount in Excess of 5% of the Current Value of Plan Assets:

  Column A                     Column B                   Column C      Column D    Column E      Column F    Column G

                                                                                      Total         Total
                                                                                      Dollar        Dollar
Identity of                                              Number of        Number     Value of     Value of     Net Gain
Party Involved            Description of Asset           Purchases      of Sales     Purchases      Sales      or (Loss)

Vanguard Fiduciary
  Trust Company *    Union Pacific Railroad Stock Fund    248             242     $24,827,491   $ 5,749,063   $   34,403
Vanguard Fiduciary
  Trust Company *    Vanguard Wellington Fund             210             248     $31,039,473   $ 8,990,025   $  958,211
Vanguard Fiduciary
  Trust Company *    Vanguard 500 Index Fund              242             250     $47,020,419   $16,072,334   $3,301,966
Vanguard Fiduciary
  Trust Company *    Vanguard Retirement Savings Trust    251             239     $10,285,509   $ 5,639,836   $     -
Vanguard Fiduciary
  Trust Company *    Vanguard U.S. Growth Fund            247             247     $55,685,493   $10,860,643   $  948,968
Vanguard Fiduciary
  Trust Company *    Vanguard International Growth Fund   178             246     $ 9,912,309   $ 3,515,414   $  147,928
Vanguard Fiduciary
  Trust Company *    Vanguard Prime Money Market          240             227     $34,891,713   $13,876,145   $      -
Vanguard Fiduciary
  Trust Company *    Vanguard Total Bond Market           237             217     $11,025,677   $ 4,261,325   $    7,412


*  Represents a party-in-interest

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------

Single Transactions Involving an Amount in Excess of 5% of the Current Value of Plan Assets:


  Column A                 Column B                      Column C       Column D     Column E     Column F     Column G

                                                                                                  Current
                                                                                                  Value of
                                                                                                  Asset on
Identity of                                            Purchase         Selling     Cost of     Transaction    Net Gain
Party Involved             Description of Asset           Price          Price       Asset         Date        or (Loss)

Vanguard Fiduciary
  Trust Company  *   Union Pacific Common Stock Fund   $ 8,845,212   $     -      $      -      $ 8,845,212   $    -

Vanguard Fiduciary
  Trust Company  *   Union Pacific Common Stock Fund   $      -      $ 4,931,685  $ 4,119,849   $ 4,931,685   $ 811,836

Vanguard Fiduciary
  Trust Company  *   Vanguard Wellington Fund          $11,645,691   $      -     $      -      $11,645,691   $    -

Vanguard Fiduciary   Vanguard Index Trust - 500
  Trust Company  *    Portfolio Fund                   $17,422,445   $      -     $      -      $17,422,445   $    -

Vanguard Fiduciary   Vanguard Retirement Savings Trust
  Trust Company  *    (formerly Vanguard Investment
                      Contract Trust Fund)             $ 5,947,342   $      -     $      -      $ 5,947,342   $    -

Vanguard Fiduciary
  Trust Compaay  *   Vanguard U.S. Growth Fund         $ 6,128,644   $      -     $      -      $ 6,128,644   $    -



Series of Transactions, When Aggregated, Involving an Amount in Excess of 5% of the Current Value of Plan Assets:

  Column A                   Column B                    Column C       Column D     Column E    Column F     Column G

                                                                                      Total        Total
                                                                                      Dollar       Dollar
Identity of                                             Number of       Number      Value of      Value of    Net Gain
Party Involved             Description of Asset         Purchases      of Sales    Purchases        Sales    or (Loss)

Vanguard Fiduciary
  Trust Company  *   Union Pacific Common Stock Fund      201             210     $ 8,926,045   $ 5,012,519   $  837,458

Vanguard Fiduciary
  Trust Company  *   Vanguard Wellington Fund             179             215     $11,771,097   $ 2,587,890   $  384,656

Vanguard Fiduciary   Vanguard Index Trust - 500
  Trust Company  *    Portfolio Fund                      238             221     $17,570,311   $ 4,552,860   $1,049,855

Vanguard Fiduciary   Vanguard Retirement Savings Trust
  Trust Company  *    (formerly Vanguard Investment
                      Contract Trust Fund)                250             242     $ 5,984,915   $ 3,977,747   $     -

Vanguard Fiduciary
  Trust Company  *   Vanguard U.S. Growth Fund            214             191     $ 6,147,633   $ 1,984,172   $  199,019

*  Represents a party-in-interest